UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K/A
Amendment No. 2
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2006
Knova Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30277	25-1647861

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Torre Avenue, Suite 350
Cupertino, CA	95014

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 863-5800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 Matters Related to Accountants and Financial Statements.
Item 4.01 Changes in Registrant’s Certifying Accountant.
     On July 24, 2006, PricewaterhouseCoopers LLP (“PwC”) resigned as independent registered public accounting firm of Knova Software, Inc. (the “Company”). PwC’s resignation became fully effective on August 14, 2006, which was the date PwC completed its procedures related to the unaudited interim financial statements of the Company as of and for the quarter and six-month periods ended June 30, 2006 and the Form 10-Q in which such unaudited interim financial statements appeared. PwC’s reports on the Company’s financial statements as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2005 and 2004 and through September 27, 2006, there have been (1) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in PwC’s reports on the financial statements for such years; and (2) no other reportable events, as defined in Item 304(a)(1)(v) of the Commission’s Regulation S-K.
     The Company has requested that PwC to furnish it a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter, dated September 27, 2006, is filed as Exhibit 16.1 to this Form 8-K/A.
Section 9 Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
16.1	Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, KNOVA Software, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2006	KNOVA SOFTWARE, INC.
	By:	/s/ Thomas Muise
	Name:	Thomas Muise
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
16.1	Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant.